Exhibit 23.3
                         [RP FINANCIAL, LC. LETTERHEAD]

                                October 2, 1997

Board of Directors
Harbor Federal Savings Bank
Harbor Financial, M.H.C.
Harbor Florida Bancorp, Inc.
100 South Second Street
Fort Pierce, Florida  34950

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of Harbor Financial, M.H.C., the mutual holding company for Harbor Florida Bancorp, Inc., Fort Pierce, Florida and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Harbor Florida Bancorp, Inc.

                                   Sincerely,
                                   RP FINANCIAL, LC.

                                   /s/ James J. Oren

                                   James J. Oren
                                   Vice President